Exhibit 99.1

MASSBANK CORP. Reading, MA	October 23, 2003

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS INCREASE IN EARNINGS PER SHARE

FOR THE THIRD QUARTER 2003

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $2,137,000 or $0.48 in diluted earnings per share for the third quarter 2003, compared with net income of $2,210,000 or $0.46 in diluted earnings per share in the third quarter of 2002. Basic earnings per share in the recent quarter were $0.49 per share compared to $0.47 per share in the third quarter of last year. This represents an increase of $0.04 in both basic and diluted earnings per share over the second quarter of this year. For the nine months ended September 30, 2003, the Company reported net income of $6,068,000 or $1.33 in diluted earnings per share ($1.36 in basic earnings per share). This compares to $7,562,000 or $1.56 in diluted earnings per share ($1.61 in basic earnings per share) for the nine months ended September 30, 2002.

The Company’s favorable earnings per share (“EPS”) performance in the recent quarter was positively affected by the reduced number of average common shares outstanding as a result of the Company’s repurchase of 377,251 shares of its common stock in the last twelve months pursuant to its stock repurchase program.

The Company’s net income in the third quarter 2003 compared to the same quarter of 2002 includes a negative provision for loan losses of $450,000 due to a decline in the loan portfolio and an improvement in loan quality. The loan portfolio totaled $260.7 million at September 30, 2003 reflecting a decrease of $66.9 million or 20.4% from $327.6 million at September 30, 2002.

Additionally, earnings results reflect a decrease in net interest income of $522,000 due to a decline in net interest margin resulting largely from prepayments of mortgage loans and mortgage-backed securities and lower interest rates compared to the same quarter last year. Third quarter 2003 earnings results also reflect an increase in non-interest expense of $203,000. However, this is essentially offset by an increase in non-interest income of $146,000 and a decrease in income tax expense of $56,000 due to lower income before taxes and a decline in the Company’s effective income tax rate.

The Company’s total assets increased $10.9 million or 1.1% to $1.015 billion at September 30, 2003 from $1.004 billion at September 30, 2002. Deposits increased $19.5 million or 2.2% year-over-year reaching $899.0 million as of September 30, 2003. Stockholders’ equity was $110.3 million at September 30, 2003, representing a book value of $25.16 per share. This compares to $117.7 million at September 30, 2002 representing a book value of $25.18 per share.

October 23, 2003

Page Two

The Company’s non-accrual loans remain low totaling $234,000 at September 30, 2003 representing 0.09% of total loans. This compares to $327,000 representing 0.10% of total loans at September 30, 2002. At September 30, 2003 MASSBANK’s allowance for loan losses totaled $1.605 million representing 686% of non-accrual loans compared to $2.261 million representing 691% of non-accrual loans at September 30, 2002. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $610,000 at September 30, 2003 compared to $380,000 a year earlier. This is an increase of $230,000 in reserves for outstanding loan commitments from a year earlier. The allowance for loan losses reported at September 30, 2002 has been reclassified to adjust for the allowance for loan losses on off-balance sheet credit exposures (shown separately) to conform to the 2003 presentation.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.23 per share. This, the Company’s sixty-ninth consecutive dividend, will be payable on November 20, 2003 to stockholders of record at the close of business on November 5, 2003.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, the impact of inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2002.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

October 23, 2003

Page Three

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

(Unaudited)

($ in thousands except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
For the Period Ended
Total interest and dividend income	$9,226	$11,728	$29,447	$35,718
Total interest expense	3,622	5,602	12,371	17,639

Net interest income	5,604	6,126	17,076	18,079
Provision for loan losses	(450)	—	(450)	—
Gains (losses) on securities, net	72	(50)	304	1,801
Other non-interest income	271	247	937	888
Non-interest expense	3,133	2,930	9,411	8,952
Income tax expense	1,127	1,183	3,288	4,254

Net income	$2,137	$2,210	$6,068	$7,562

Weighted Average Common Shares Outstanding (1)
Basic	4,378,050	4,669,659	4,453,849	4,709,018
Diluted	4,490,325	4,795,193	4,452,039	4,838,536

Per Common Share (1)
Earnings:
Basic	$0.49	$0.47	$1.36	$1.61
Diluted	0.48	0.46	1.33	1.56
Cash dividends paid	0.23	0.22	0.69	0.66
Book value (period end)			25.16	25.18

Ratios (2)
Return on average assets	0.85%	0.89%	0.80%	1.02%
Return on average equity	7.93	7.53	7.24	8.64
Interest rate spread	2.15	2.26	2.13	2.20
Net interest margin	2.28	2.51	2.31	2.50
Total equity to assets (period end)			10.87	11.72

			At September 30,
			2003	2002
At Period End
Assets			$1,015,125	$1,004,200
Deposits			898,982	879,516
Total loans			260,684	327,588
Total stockholders’ equity			$110,297	$117,669
Common shares outstanding			4,384,900	4,673,700

Asset Quality
Non-accrual loans			$234	$327
Real estate acquired through foreclosure			—	—

Total non-performing assets			$234	$327
Allowance for loan losses (3)			$1,605	$2,261
Non-accrual loans to total loans			0.09%	0.10%
Allowance for loan losses as a % of non-accrual loans			685.9%	691.4%

(1)	Current and prior year share data reflects the three-for-two stock split of April 19, 2002.
(2)	Ratios are presented on an annualized basis with the exception of equity to assets.
(3)	Amount reported for prior year has been reclassified to adjust for allowance for loan losses on off-balance sheet credit exposures to conform to the 2003 presentation.

October 23, 2003

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At September 30, 2003	At September 30, 2002
Assets:
Cash and due from banks	$9,267	$10,116
Interest-bearing deposits in banks	6,156	4,102
Federal funds sold	195,437	200,265
Short-term investments	23,278	24,983
Debt securities available for sale	429,737	382,143
Equity securities available for sale	11,301	13,297
Trading securities	62,950	27,390
Loans:
Mortgage loans	248,915	309,559
Other loans	11,769	18,029

Total loans	260,684	327,588
Allowance for loan losses	(1,605)	(2,261)

Net loans	259,079	325,327
Premises and equipment	7,100	6,767
Accrued interest receivable	4,240	4,198
Goodwill	1,090	1,090
Income tax receivable, net	84	203
Other assets	5,406	4,319

Total assets	$1,015,125	$1,004,200

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$84,244	$82,512
Savings	614,928	515,535
Time certificates of deposit	199,810	281,469

Total deposits	898,982	879,516
Escrow deposits of borrowers	1,204	1,400
Employee stock ownership plan liability	0	156
Deferred income taxes	1,218	2,445
Allowance for loan losses on off-balance sheet credit exposures	610	380
Other liabilities	2,814	2,634

Total liabilities	904,828	886,531
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,665,780 and 7,577,329 shares issued, respectively	7,666	7,577
Additional paid-in capital	53,869	52,260
Retained earnings	98,254	94,014

	159,789	153,851
Treasury stock at cost 3,280,880 and 2,903,629 shares, respectively	(54,176)	(43,196)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	4,684	7,170
Shares held in rabbi trust at cost 25,200 and 23,400 shares, respectively	(515)	(458)
Deferred compensation obligation	515	458
Common stock acquired by ESOP	0	(156)

Total stockholders’ equity	110,297	117,669

Total liabilities and stockholders’ equity	$1,015,125	$1,004,200

October 23, 2003

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	September 30, 2003	September 30, 2002
Interest and dividend income:
Mortgage Loans	$4,343	$5,166
Other loans	199	297
Securities available for sale:
Mortgage-backed securities	1,783	3,625
Other securities	2,050	1,511
Trading securities	261	158
Federal funds sold	491	822
Other investments	99	149

Total interest and dividend income	9,226	11,728

Interest expense:
Deposits	3,622	5,602

Total interest expense	3,622	5,602

Net interest income	5,604	6,126
Provision for loan losses	(450)	—

Net interest income after provision for loan losses	6,054	6,126
Non-interest income:
Deposit account service fees	112	140
Gains (losses) on securities available for sale, net	206	(80)
Gains (losses) on trading securities, net	(134)	30
Other	159	107

Total non-interest income	343	197

Non-interest expense:
Salaries and employee benefits	1,916	1,734
Occupancy and equipment	570	497
Data processing	126	134
Professional services	86	128
Advertising and marketing	21	53
Deposit insurance	45	45
Other	369	339

Total non-interest expense	3,133	2,930

Income before income taxes	3,264	3,393
Income tax expense	1,127	1,183

Net income	$2,137	$2,210

Weighted average common shares outstanding:
Basic	4,378,050	4,669,659
Diluted	4,490,325	4,795,193
Earnings per share (in dollars):
Basic	$0.49	$0.47
Diluted	0.48	0.46

October 23, 2003

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Nine Months Ended
	September 30, 2003	September 30, 2002
Interest and dividend income:
Mortgage Loans	$13,942	$15,570
Other loans	659	1,085
Securities available for sale:
Mortgage-backed securities	6,689	11,670
Other securities	5,192	4,104
Trading securities	830	481
Federal funds sold	1,801	2,271
Other investments	334	537

Total interest and dividend income	29,447	35,718

Interest expense:
Deposits	12,371	17,639

Total interest expense	12,371	17,639

Net interest income	17,076	18,079
Provision for loan losses	(450)	—

Net interest income after provision for loan losses	17,526	18,079

Non-interest income:
Deposit account service fees	382	427
Gains on securities available for sale, net	165	1,669
Gains on trading securities, net	139	132
Other	555	461

Total non-interest income	1,241	2,689

Non-interest expense:
Salaries and employee benefits	5,727	5,360
Occupancy and equipment	1,679	1,491
Data processing	400	394
Professional services	305	424
Advertising and marketing	91	129
Deposit insurance	135	137
Other	1,074	1,017

Total non-interest expense	9,411	8,952

Income before income taxes	9,356	11,816
Income tax expense	3,288	4,254

Net income	$6,068	$7,562

Weighted average common shares outstanding:
Basic	4,453,849	4,709,018
Diluted	4,552,039	4,838,536
Earnings per share (in dollars):
Basic	$1.36	$1.61
Diluted	1.33	1.56